TO BE EFFECTIVE APRIL 9, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG MUNICIPAL FUNDS, INC.

     The undersigned Vice President and Assistant Secretary of Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong Municipal Money Market Fund and Strong Tax-Free Money Fund as the Investor series of the Strong Municipal Money Market Fund and Strong Tax-Free Money Fund, respectively, and to remove the name and address of the initial registered agent and office, as indicated below.

     "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


CLASS                                                SERIES            AUTHORIZED NUMBER OF SHARES

Strong Municipal Advantage Fund                      Investor                   Indefinite
                                                     Advisor                    Indefinite
                                                     Institutional              Indefinite
Strong Municipal Money Market Fund                   Investor                   Indefinite
Strong Short-Term High Yield
     Municipal Fund                                  Investor                   Indefinite
                                                     Advisor                    Indefinite
Strong Tax-Free Money Fund                           Investor                   Indefinite
Strong Wisconsin Tax-Free Fund                       Investor                   Indefinite
                                                     Advisor                    Indefinite'

     Article VIII of the Articles is deleted in its entirety."

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required

     Executed in duplicate this 6th day of April, 2001.

                                        STRONG MUNICIPAL FUNDS, INC.

                                        By: /S/ CATHLEEN A. EBACHER
                                        ----------------------------------------
                                        Cathleen A. Ebacher, Vice President and
                                        Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051